Agreement

Apollo Gold Corporation: Montana Tunnels Mine

General Security
Agreement

Apollo Gold Corporation

RMB Resources Inc.

david.walton@freehills.com
haaron.bokhari@freehills.com
jennifer.ledger@freehills.com

QV1.Building, 250 St Georges Terrace, Perth Western Australia 6000 Australia Sydney Melbourne Perth Brisbane Singapore	Telephone: + 8 9211 7777 Facsimile + 61 8 9211 7878 www.freehills.com DX 104 Perth Correspondent offices Hanoi Ho Chi Minh City Jakarta Kuala Lumpur

Contents

	Table of contents

	The agreement		3

1	Security		4
	1.1	Terms incorporated by reference	4
	1.2	Grant of security	4
	1.3	Excepted Mining Claims	4
	1.4	Obligations secured	5
	1.5	Attachment	5
	1.6	Scope of Security Interest	5
	1.7	Care and custody of Collateral	6
	1.8	Amalgamation	6

2	Representations and warranties of the corporation		7
	2.1	Representations and warranties	7
	2.2	Representations and warranties in Transaction Documents	8
	2.3	Survival of representations and warranties	8

3	Enforcement		8
	3.1	Enforcement	8
	3.2	Remedies	8
	3.3	Additional rights	9
	3.4	Receiver's powers	9
	3.5	Appointment of attorney	10
	3.6	Dealing with the Collateral	10
	3.7	Standards of sale	10
	3.8	Dealings by third parties	11

4	General		11
	4.1	Discharge	11
	4.2	Amendments	11
	4.3	Waivers	11
	4.4	No merger	12
	4.5	Further assurances	12
	4.6	Supplemental security	12
	4.7	Notices	12
	4.8	Successors and assigns	12
	4.9	Waiver and Variation	12
	4.10	Gender and number	12
	4.11	Headings	13
	4.12	Language	13
	4.13	Severability	13
	4.14	Governing law	13

Contents 1

Contents

Schedules

APG place of business	15

Leasehold Real Property	16

Freehold Real Property	17

Mining Claims	19

Ontario Personal Property Registrations	20

Signing page	21

Contents 2

The agreement

General Security Agreement

Date ►June 30, 2008

Between the parties

Apollo Gold Corporation

a corporation existing under the laws of the Yukon Territory, Canada of 5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado 80111-3220 United States of America

(APG)

Agent	RMB Resources Inc. of Suite 900, 143 Union Boulevard, Lakewood, Colorado 80228, United States of America (Agent, and collectively with RMB Australia Holdings Limited the Finance Parties)

Background	1
RMB Australia Holdings Limited has agreed to make certain credit facilities available to Montana Tunnels Mining, Inc. (Montana Tunnels) on the terms and conditions contained in a facility agreement between APG, Apollo Gold Inc., Montana Tunnels, certain other parties and the Finance Parties dated 12 October 2007, as amended and restated by way of amendment and restatement agreement dated 1 July 2008 (and as further amended, supplemented, modified, extended, renewed, novated, refinanced, restated or replaced from time to time) (the Facility Agreement).

2
Montana Tunnels has entered into commodity hedging arrangements with RMB Australia Holdings Limited pursuant to an ISDA Master Agreement dated 12 October 2007 (ISDA Master Agreement, and collectively with the Facility Agreement, the Facility Agreements).

3
APG has agreed to execute and deliver this agreement to and in favour of the Finance Parties as security for the payment and performance of its guarantee of Montana Tunnels’ obligations to the Finance Parties under the Facility Agreements.

The parties agree
In consideration of, among other things, the mutual promises contained in this agreement and other good and valuable consideration (the receipt and adequacy of which is acknowledged), APG agrees as follows:

1 Security

1	Security

1.1	Terms incorporated by reference

Terms defined in:

(a)	the Personal Property Security Act (Ontario) (as amended from time to time) (PPSA); or

(b)	the Facility Agreements,

which are used in this agreement will have the same meanings in this agreement unless the context requires otherwise.

1.2	Grant of security

Subject to clauses 1.3 and 1.6, APG grants to the Agent (for its own benefit and the benefit of the other Finance Parties) a security interest in all APG’s right, title and interest in and to all presently owned and hereafter acquired property, assets and undertaking of APG (both real and personal) including without limitation any and all of APG’s present and after-acquired:

(a)
inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of APG;

(b)
equipment, machinery, furniture, fixtures, plants, vehicles and other goods of every kind and description and all licences and other rights (including all mining claims described in Schedule 2) and all records, files, charts, plans, drawings, specifications, manuals and documents relating to those items;

(c)
accounts due or accruing due, the credit balance and all on deposit in those accounts, and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to those accounts;

(d)	money, documents of title, chattel paper, instruments and investment property;

(e)
intangibles including all security interests, goodwill, choses in action and contractual rights, interests and benefits, and all trade-marks, trade-mark registrations and pending trade-mark applications, patents and pending patent applications and copyrights and other intellectual property;

(f)	leasehold real property described in Schedule 2;

(g)	freehold real property described in Schedule 3;

(h)	substitutions and replacements of and increases, additions and, where applicable, accessions to the property, rights, interests or benefits described in clause 1.2(a) to clause 1.2(g) inclusive; and

(i)
proceeds in any form derived directly or indirectly from any dealing with all or any part of the property, rights, interests or benefits described in clause 1.2(a) to 1.2(h) inclusive of the proceeds of those proceeds, all such property, assets and undertaking being, collectively, the Collateral.

1.3	Excepted Property

The parties acknowledge and agree that if after the date hereof APG acquires by any means any right, title or interest in any mining and exploration rights, whether by way of license or claim, real or personal, or freehold or leasehold (collectively, Mining Assets) other than as described in Schedule 2, 3 or 4, such future Mining Assets will not be included in the Collateral and no security interest will be granted by APG to the Agent on or in respect of such future Mining Assets.

1 Security

1.4	Obligations secured

(a)
The security interest granted in this agreement (Security Interest) secures the payment and performance of all debts, liabilities and obligations present or future, direct or indirect, absolute or contingent, matured or unmatured at any time or from time to time due or accruing due and owing (including all charges and fees of the Finance Parties due from APG) to the Finance Parties (or any of them) pursuant to or in connection with the Transaction Documents (collectively, and together with the expenses, costs and charges set out in clause 1.4(b), the Obligations).

(b)
All expenses, costs and charges incurred by or on behalf of the Finance Parties in connection with this agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or other lawful exercises of the powers conferred by the Transaction Documents, and of taking, defending or participating in any action or proceeding in connection with any of those matters or otherwise in connection with the Finance Parties’ interest in any Collateral, whether or not directly relating to the enforcement of this agreement or the Facility Agreements, will be added to and form a part of the Obligations.

1.5	Attachment

(a)	APG acknowledges that:

(1)	value has been given;

(2)	it has rights in the Collateral (other than after-acquired Collateral);

(3)	it has not agreed to postpone the time of attachment of the Security Interest; and

(4)	it has received a duplicate original copy of this agreement.

(b)
APG will promptly inform the Finance Parties in writing of the acquisition by APG of any personal property which is not adequately described in this agreement, and APG will execute and deliver, at its own expense, from time to time, amendments to this agreement or additional agreements as may be required by the Finance Parties.

1.6	Scope of Security Interest

(a)	The Collateral does not include and the Security Interest will not extend to consumer goods.

(b)
The Security Interest will not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease now held or subsequently acquired by APG in respect of real property, but APG will stand possessed of that last day on trust to assign and dispose of it as the Agent may direct.

(c)	The Security Interest will not extend or apply to the mining leases identified in Schedule 2 unless and until the requisite Crown consent is obtained pursuant to Section 1.9(a).

(d)
To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest in any agreement, licence, permit or quota of APG would result in the termination of that agreement, licence, permit or quota (each, a Restricted Asset), the Security Interest with respect to each Restricted Asset will constitute a trust created in favour of the Agent pursuant to which APG holds as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Agent on the following basis:

1 Security

(1)	until the Security Interest is enforceable and, subject to the Facility Agreements, APG is entitled to receive all those proceeds; and

(2)	whenever the Security Interest is enforceable:

•	all rights of APG to receive those proceeds cease and all those proceeds will be immediately paid over to the Agent; and

•	APG will take all actions requested by the Agent to collect and enforce payment and other rights arising under the Restricted Asset.

1.7 Care and custody of Collateral

(a)	The Finance Parties will have no obligation to keep Collateral in their possession from time to time, if any, identifiable.

(b)	The Agent may, both before and after the Security Interest has become enforceable:

(1)
notify any person obligated on an account or on chattel paper or any obligor on an instrument to make payments to the Agent whether or not APG was previously making collections on those accounts, chattel paper or instruments; and

(2)	assume control of any proceeds arising from the Collateral.

1.8	Amalgamation

APG acknowledges and agrees that if it amalgamates or merges with or into any other corporation or corporations, then:

(a)	the term APG will extend to and include the continuing corporation from that amalgamation or merger;

(b)
the term "Obligations" will extend to and include the Obligations of each of the amalgamating or merging corporations at the time of that amalgamation or merger arising after that amalgamation or merger; and

(c)
the Collateral secured in this agreement and the Security Interests over the Collateral of APG will extend to and include all of the property, assets and undertakings of each of the amalgamating or merging corporations at the time of that amalgamation or merger and any and all property, assets and undertakings of the continuing corporation from that amalgamation or merger owned or acquired by that continuing corporation after that amalgamation or merger.

1.9	Post-Closing Undertakings

(a)
APG undertakes and agrees to make its best efforts to obtain Crown consent to the extension of the Security Interest over the mining leases set out in Schedule 2 and, as soon as reasonably practicable following the receipt of any such consent, to deliver to the Agent a first registrable leasehold mortgage with respect to the mining lease in question together with a title opinion from counsel to APG with respect to the registration and priority of such mortage (or title insurance in lieu of such opinion), all such materials to be in form and substance satisfactory to the Agent acting reasonably.

(b)
APG undertakes and agrees to, on or by August 11, 2008, deliver to the Agent a first registrable mortgage over the freehold real property interests described in Schedule 3, together with a title opinion from counsel to APG with respect to the registration and priority of such mortgages (or title insurance in lieu of such opinion), all such materials to be in form and substance satisfactory to the Agent acting reasonably.

(c)
APG undertakes and agrees to, as soon as practicable and in any event within 30 days from the date hereof, deliver to the Agent an estoppel letter from the applicable secured party with respect to each of the Ontario personal property registrations set out in Schedule 5, such letter to be in form and substance satisfactory to the Agent acting reasonably, provided such undertaking with respect to any such registration shall also be satisfied with the discharge of such registration.

2 Representations and warranties of the corporation

(d)
APG undertakes and agrees to, as soon as practicable and in any event within 30 days from the date hereof, discharge or cause to be discharged Ontario personal property registration no. 20080605 1503 1031 0515 against APG in favour of Her Majesty in Right of Ontario.

(e)	APG undertakes and agrees to keep the Collateral free from all Encumbrances other than Permitted Encumbrances.

2	Representations and warranties of the corporation

2.1	Representations and warranties

APG represents and warrants to the Agent (for the benefit of itself and the other Finance Party) as follows, and acknowledges that the Finance Parties are relying on those representations and warranties in connection with this agreement:

(a)	Incorporation and qualification: APG is a corporation incorporated and validly existing under the laws of the Yukon Territory, Canada.

(b)	Corporate power: APG has all the requisite corporate power and authority to:

(1)	own, lease and operate its properties and assets and to carry on its business as now being conducted by it; and

(2)	enter into and perform its obligations under this agreement.

(c)
Conflict with other instruments: The execution and delivery by APG and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of this agreement do not and will not violate any law, regulation, authorisation, ruling, consent, judgment, order or decree of a governmental agency, its constating documents or by-laws, or an Encumbrance or document which is binding on it or on its assets.

(d)
Execution and binding obligation: This agreement has been duly executed and delivered by APG and constitute legal, valid and binding obligations of APG enforceable against it in accordance with its terms, subject only to any limitation under applicable laws relating to:

(1)	bankruptcy, insolvency, arrangement or creditors' rights generally; and

(2)	the discretion that a court may exercise in the granting of equitable remedies.

(e)
Continuous perfection: Schedule 1 sets out APG’s place of business or, if more than one, APG’s chief executive office, and the jurisdictions in which APG’s tangible personal are located. APG will not change these locations without providing at least 30 days’ prior written notice to the Finance Parties.

(f)	Leasehold Real Property. Schedule 2 sets out all real property in which APG (including any nominee thereof) has any leasehold interest as of the date hereof.

(g)	Freehold Real Property. Schedule 3 sets out all real property in which APG (including any nominee thereof) has any freehold interest as of the date hereof.

(h)	Mining Claims. Schedule 4 sets out all mining claims in which APG (including any nominee therof) as any right, title or interest.

(i)	Permitted Encumbrances. The Collateral is free of all Encumbrances other than Permitted Encumbrances.

3 Enforcement

2.2	Representations and warranties in Transaction Documents

Notwithstanding the representations and warranties of APG set forth in clause 2.1 of this agreement, APG further represents and warrants to the Agent (for the benefit of itself and the other Finance Party), and further acknowledges that the Finance Parties are relying on those representations and warranties in connection with this agreement, that the representations and warranties of APG contained in the Transaction Documents are true and correct in all respects as of the date of this agreement.

2.3	Survival of representations and warranties

The representations and warranties in this agreement and in any certificates or documents delivered to the Finance Parties will not merge in or be prejudiced by and will survive any advance and will continue in full force and effect so long as any amounts are owing by APG to the Finance Parties under the Transaction Documents.

3	Enforcement

3.1	Enforcement

The Security Interest will be and become enforceable against APG if and when APG fails to repay or perform any of the Obligations when due and payable or when due to be performed, as the case may be, or on the occurrence and during the continuance of an Event of Default (as specified in clause 11 of the Facility Agreement or Section 5 of the ISDA Master Agreement).

3.2	Remedies

(a)	Subject to clause 3.2(b), whenever the Security Interest has become enforceable, the Agent may realize on the Collateral and enforce its rights by:

(1)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(2)	entry into possession of the Collateral by any method permitted by law;

(3)	sale or lease of all or any part of the Collateral;

(4)	collection of any proceeds arising in respect of the Collateral;

(5)	collection, realization or sale of, or other dealing with, the accounts;

(6)
appointment by instrument in writing of a receiver (which term as used in this agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(7)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(8)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(9)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to APG;

(10)	any other remedy or proceeding available, authorized or permitted under the PPSA or otherwise by contract, law or equity; and

(11)	application of any moneys constituting Collateral or proceeds of Collateral.

3 Enforcement

(b)
The remedies referred to in clause 3.2(a) may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Finance Parties however created. The Finance Parties will not be bound to exercise any right or remedy, and the exercise of any rights and remedies will be without prejudice to the rights of the Finance Parties in respect of the Obligations including the right to claim for any deficiency.

3.3	Additional rights

In addition to the remedies referred to in clause 3.2, the Agent may, whenever the Security Interest has become enforceable:

(a)	require APG, at APG's expense, to assemble the Collateral at a place or places designated by notice in writing and APG agrees to so assemble the Collateral;

(b)	require APG, by notice in writing, to disclose to the Agent the location or locations of the Collateral and APG agrees to make that disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of APG or otherwise;

(d)
carry on all or any part of the business of APG and, to the exclusion of all others including APG, enter on, occupy and use all or any of the premises, buildings, and other property of or used by APG for that time as the Agent sees fit, free of charge, and the Finance Parties will not be liable to APG for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from that action;

(e)
require APG to engage a consultant or consultants of the Agent’s sole choice, that consultant to receive the full cooperation and support of APG and its directors, officers and employees, including unrestricted access to the premises and books and records of APG; all reasonable fees and expenses of that consultant will be for the account of APG and APG authorizes that consultant to report directly to the Agent and to disclose to the Agent any and all information obtained by that consultant;

(f)
borrow for the purpose of carrying on the business of APG or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(g)
commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to APG; and

(h)	require APG to execute and deliver any and all instruments, documents, notices or writings necessary to permit the Agent to realize on and enforce its rights to any of the Collateral.

3.4	Receiver's powers

(a)
Any receiver appointed by the Agent will be vested with the rights and remedies which could have been exercised by the Agent in respect of APG or the Collateral and those other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration will be within the sole and unfettered discretion of the Agent.

(b)
Any receiver appointed by the Agent will act as agent for the Finance Parties for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for APG. The receiver may sell, lease, or otherwise dispose of Collateral as agent for APG or as agent for the Agent as the Agent may determine in its discretion. APG agrees to ratify and confirm all actions of the receiver acting as agent for APG, and to release and indemnify the receiver in respect of all those actions.

3 Enforcement

(c)
The Agent, in appointing or refraining from appointing any receiver, will not incur liability to the receiver, APG or otherwise and will not be responsible for any misconduct or negligence of the receiver.

3.5	Appointment of attorney

APG irrevocably appoints each of the Agent (including any officer or agent of the Agent), as attorney of APG (with full power of substitution) to do, make and execute, in the name of and on behalf of APG, on the occurrence and during the continuance of an Event of Default and at any other time that the Security Interest will be enforceable, all further acts, documents, matters and things which a Agent may deem necessary or advisable to accomplish the purposes of this agreement including the execution, endorsement and delivery of documents and any notices, receipts, assignments or verifications of the accounts. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives and does not terminate upon the bankruptcy, dissolution, winding up or insolvency of APG. All acts of the attorney are ratified and approved, and the attorney will not be liable for any act, failure to act or any other matter or thing, other than arising out of its own wilful misconduct, fraud or gross negligence.

3.6	Dealing with the Collateral

(a)
The Finance Parties will not be obliged to exhaust their recourse against APG or any other person or against any other security they may hold in respect of the Obligations before realizing on or otherwise dealing with the Collateral in any manner as the Agent may consider desirable.

(b)
The Finance Parties may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with APG and with other persons, sureties or securities as they may see fit without prejudice to the Obligations, the liability of APG or the rights of the Finance Parties in respect of the Collateral.

(c)	Except as otherwise provided by law or this agreement, the Finance Parties will not be:

(1)	liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral;

(2)
bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral;

(3)	responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral; or

(4)	bound to protect the Collateral from depreciating in value or becoming worthless.

3.7	Standards of sale

Without prejudice to the ability of the Agent to dispose of the Collateral in any manner which is commercially reasonable, APG acknowledges that:

(a)	Collateral may be disposed of in whole or in part;

(b)	Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of that Collateral may be a customer of the Finance Parties;

4 General

(d)	a disposition of Collateral may be on those terms and conditions as to credit or otherwise as the Finance Parties, in their sole discretion, may deem advantageous; and

(e)	the Finance Parties may establish an upset or reserve bid or price in respect of Collateral.

3.8	Dealings by third parties

(a)	No person dealing with the Agent or an agent or receiver will be required to determine:

(1)	whether the Security Interest has become enforceable;

(2)	whether the powers which that person is purporting to exercise have become exercisable;

(3)	whether any money remains due to the Finance Parties by APG;

(4)	the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made;

(5)	the propriety or regularity of any sale or other dealing by the Finance Parties with the Collateral; or

(6)	how any money paid to the Finance Parties has been applied.

(b)
Any bona fide purchaser of all or any part of the Collateral from the Agent or a receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of APG, which it specifically waives (to the fullest extent permitted by law) as against any purchaser together with all rights of redemption, stay or appraisal which APG has or may have under any rule of law or statute now existing or adopted in the future.

4	General

4.1	Discharge

(a)	The Security Interest will be discharged on, but only on:

(1)	full payment and performance of the Obligations; and

(2)	the Transaction Parties having no obligations under the Facility Agreements.

(b)	On discharge of the Security Interest and at the request and expense of APG, the Agent will execute and deliver to APG those releases and discharges as APG may reasonably require.

4.2	Amendments

No amendment or waiver of any provision of this agreement, nor consent to any departure by APG from those provisions, is effective unless in writing and approved by the Agent. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

4.3	Waivers

No failure on the part of the Finance Parties to exercise, and no delay in exercising, any right under this agreement will operate as a waiver of that right; nor will any single or partial exercise of any right under this agreement preclude any other or further exercise of that right or the exercise of any other right.

4 General

4.4	No merger

This agreement will not operate by way of merger of any of the Obligations and no judgment recovered by the Finance Parties will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or subsequently held by the Finance Parties in respect of the Obligations.

4.5	Further assurances

(a)
APG will, from time to time, whether before or after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Agent may reasonably require for:

(1)	protecting the Collateral;

(2)	perfecting the Security Interest; and

(3)	exercising all powers, authorities and discretions conferred on the Agent.

(b)
APG will, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

4.6	Supplemental security

This agreement is in addition to and without prejudice to and is supplemental to all other security now held or which may subsequently be held by the Finance Parties.

4.7	Notices

Any notices, directions or other communications provided for in this agreement must be in writing and given in accordance with the provisions of the Facility Agreements.

4.8	Successors and assigns

This agreement is binding on APG, its successors and assigns, and enures to the benefit of the Finance Parties and their successors and assigns. All rights of the Finance Parties are assignable and in any action brought by an assignee to enforce any of those rights, APG will not assert against the assignee any claim or defence which APG now has or may have against the Finance Parties.

4.9	Waiver and Variation

(a)	Waiver of a Power arising under, or a provision of, this agreement (including this clause), must be in writing and signed by the party granting the waiver.

(b)
A failure or delay in exercise, or partial exercise, of a Power (arising on the occurrence of an Event of Default or otherwise) does not operate as a waiver of that Power or preclude another or further exercise of that or another Power.

(c)	Any variation of a term of this agreement must be in writing and signed by the parties.

4.10	Gender and number

Any reference in this agreement to gender includes all genders and words importing the singular number includes the plural and vice versa.

4 General

4.11	Headings

The division of this agreement into clauses and the insertion of headings are for convenient reference only and are not to affect its interpretation.

4.12	Language

The parties to this agreement expressly request and require that this agreement and all related documents be drafted in English. Les parties aux présentes conviennent et exigent que cette convention et tous les documents qui s'y rattachent soient rédigés en anglais.

4.13	Severability

If any provision of this agreement is taken by any court of competent jurisdiction to be invalid or void, the remaining provisions will remain in full force and effect.

4.14	Governing law

This agreement is governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada which are applicable in the Province of Ontario.

Schedules

Table of contents

1- APG place of business	15

2- Leasehold Real Property	16

3- Freehold Real Property	17

4- Mining Claims	19

5 - Ontario Personal Property Registrations	20

Schedule 1

APG place of business

Address:	5655 South Yosemite Street
Suite 200 Greenwood Village
Colorado 80111-3220
United States of America

Contact:	R. David Russell

Facsimile:	+1 720 482 0957

Location of Tangible Property

Province of Ontario

Schedule 2 Leasehold Real Property

Schedule 2

Leasehold Real Property

PIN 65366-0199 (LT)

Part Lot 6 Concession 1 Beatty being all of Mining claim L 1115059 designated as Part 1, 6R7912, Black River-Matheson.

PIN 65380-0670 (LT)

Part Lot 5 Concession 6 Hilsop, Mining claim L 104334 being Part 5, 6R7913; Part Lot 6 Concession 6, Mining claim L 104335 being Part 6, 6R7913, Black River-Matheson.

PIN 65380-0671 (LT)

Mining rights Part of the bed of Froome Lake in front of Part Lot 7 Concession 6 Hislop, Mining claim L 1113087 being Part 1, 6R7911, Black River-Matheson. Mining Rights Only.

Schedule 3 Freehold Real Property

Schedule 3
Freehold Real Property

PARCEL 1: PIN 65366-0129 (LT)
Parcel 23874 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of Part of Lot 7, Concession 1, Beatty except Part 1 on Plan 6R-3881, C98447 and C98448, Black River - Matheson, District of Cochrane.

PARCEL 2: PIN 65380-0556 (LT)

Parcel 23876 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of the North half of Lot 6, Concession 6, Township of Hislop and Part of the North Part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the West boundary thereof distant 41 chains, 64 links North from the South West angle of the lot, containing by admeasurement 100.5 Acres more or less, excepting that part described as follows: starting at the NE angle of the above Lot thence Wly along the N boundary of said Lot 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast’y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement 2 acres, more or less, Black River-Matheson, District of Cochrane.

PARCEL 3: PIN 65380-0557 (LT)

Parcel 2582 SEC, The North half of Lot 6, Concession 6, Hislop, except C679085, C506571 and MRO as in C436459, Black River-Matheson, District of Cochrane.

PARCEL 4: PIN 65380-0555 (LT)

Parcel 15466 SEC, Part of the north part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the west boundary thereof distant 41 chains, 64 links North from Southwest angle of the lot, containing an admeasurement 100 ½ Acres, more or less, excepting that part described as follows: starting at the NE angle of the above Lot; thence Wly along the N boundary of said Lt 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast-y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement two (2) acres, more or less, except C69085 & C506571 and MRO as in C436459; Black River-Matheson, District of Cochrane.

PARCEL 5: PIN 65366-0127 (LT)

Parcel 14572 SEC, Part of Lot 6, Concession 1, Township of Beatty, as in Instrument No. C130522, except Expropriation C69085, subject to C341846, Black River-Matheson, District of Cochrane.

PARCEL 6: PIN 65380-0552 (LT)

Parcel 7745 SEC, The North Half of Lot 8, Concession 6, Township of Hislop, except surface rights C69085, Black River-Matheson, District of Cochrane.

PARCEL 7: PIN 65380-0534 (LT)

Parcel 388 SEC, Part of broken Lot 7, Concession 6, Township of Hislop, as in Instrument No. TP6616, except Part 1, Plan 6R3065, Black River-Matheson, District of Cochrane.

PARCEL 8: PIN 65380-0532 (LT)

Parcel 6413 SEC, The South West Quarter of Lot 6, Concession 6, Township of Hislop, Black River-Matheson, District of Cochrane.

Schedule 3 Freehold Real Property

PARCEL 9: PIN 65380-0553 (LT)

Parcel 4707 SEC, Part of the North part of Lot 7, Concession 6, Township of Hislop, lying west of a lake and creek on said lot, and lying north of line drawn east astronomically across said lot from a point in the west limit thereof distant 41 chains 64 links north from the south west angle of the lot, containing 46 acres more or less, Black River-Matheson, District of Cochrane.

PARCEL 10: PIN 65380-0559 (LT)

Parcel 3393 SEC, Part of the North half of Lot 4 Concession 6, Hislop, except Part 1, plan 6R7375 & SRO C69085, Black River- Matheson, District of Cochrane.

PARCEL 11: PIN 65380-0558 (LT)

Parcel 11511 SEC, Part of the Northeast ¼ of Lot 5, Concession 6, Hislop as in Instrument No. CP5862, Black River- Matheson, District of Cochrane.

PARCEL 12: PIN 65366-0126 (LT)

Parcel 24577 SEC, South ½ of Lot 5, Concession 1, Beatty, excepting therefrom the lands required for highway purposes described as follows; premising that the bearings hereinafter mentioned are astronomical and are referred to the meridian through the centre of the Township of Carr in longitude 80 degrees 28 minutes west, commencing at the SE angle of said Lt; Thence N 00 degrees 07 minutes 30 seconds west along the E boundary of said Lot 33 Ft, thence S 89 degrees 49 minutes 30 seconds west 2656.49 Ft to a point in the W boundary of said Lt; thence S 00 degrees 07 minutes E along the said W boundary 33 Ft to the SW angle of said Lt; thence N 89 degrees 49 minutes 30 seconds E along the S boundary of said Lt 2656.49 Ft to the POC, containing 2.012 acres, more or less; SRO N ½ of Lt 5 Con 1 being; Mining Claim L13391 Beatty; Mining Claim L15799 Beatty; Mining Claim L22257 Beatty; Mining Claim L22258 Beatty; SRO W1/2 Lt 4 Con 1 Beatty being; Mining Claim L11397 Beatty; Mining Claim L16477 Beatty, Mining Claim L22527 Beatty; Mining Claim L22915 Beatty SRO; Pt Lt 4 Con 2 Beatty being the SW1/4 of S1/2; Mining Claim L13510 Beatty SRO; Pt Lt 5 Con 2 Beatty being the S1/2 of S1/2; Mining Claim L13508 Beatty, Mining Claim L13509 Beatty; Black River-Matheson, District of Cochrane.

PARCEL 13: PIN 65366-0143 (LT)

Parcel 4150 SEC SEC; South ½ of Lot 8, Concession 1, Beatty, excepting C506564, C69085, C511438; Black River-Matheson.

PARCEL 14: PIN 65380-0520 (LT)

Parcel 23687, SEC SEC Firstly: Surface Rights Only of: West 1/2 of North 1/2 of Lot 4, Concession 5, Township of Hislop, excepting that part as described as follows: Commencing at the North-West angle of the above Lot 4; Thence along the North boundary 933.38 Ft; Thence Southerly parallel to the West boundary 933.38 Ft; Thence Westerly parallel to the North boundary 933.38 Ft to a point on the West boundary; Thence Northerly along the West boundary 933.38 Ft to the point of commencement; containing 20 acres, more or less; except Part 3, 6R-6577; Secondly: Surface Rights Only of the East 1/2 of the North 1/2 of Lot 4 Concession 5, Township of Hislop, excepting Part 1, 6R-2510 and Part 5, 6R-5694; Thirdly: North 1/2 of Lot 5, Concession 5, Township of Hislop; Black River-Matheson, District of Cochrane.

PARCEL 15: PIN 65380-0521 (LT)

Parcel 24023, SEC SEC Surface Rights Only; Part of North 1/2 of Lot 4, Concession 5, Township of Hislop, Part 1, 6R-6577; Black River-Matheson, District of Cochrane.

PARCEL 16: PIN 65380-0525 (LT)

Parcel 10255, SEC SEC Surface Rights Only; North 1/2 of North 1/2 of Lot 3, Concession 5, Township of Hislop, Black River-Matheson, District of Cochrane.

Schedule 4 Mining Claims

Schedule 4

Mining Claims

L1048333

Schedule 4 Ontario Personal Property Registrations

Schedule 5

Ontario Personal Property Registrations

Secured Party	File Number	Registration Number	Maturity Date	Collateral Classification
Murdoch Group Inc.	622380816	20060131 1106 1583 1706	December 31, 2008	Equipment, Motor Vehicle

Caterpillar Financial Services Limited	616970403	20050713 1658 8077 8925	5 years	Equipment, Other, Motor Vehicle

Nexcap Financial Corporation	891969957	20030226 1444 1530 3556 20050913 1951 1531 9814 20050914 1951 1531 1052 20080116 1950 1531 8087	5 years	Equipment, Accounts, Other

The Toronto-Dominion Bank	886796415	20020829 1047 1529 0055	5 years	Accounts, Other

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Executed as an agreement

Signed by Apollo Gold Corporation By its authorised signatory

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I have authority to bind the corporation.

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Signed for RMB Resources Inc. By its authorised officer

By
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